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                                                                     EXHIBIT 5.1

                     [Form of opinion of Johnson and Colmar]




                                  [date], 2001



Board of Directors
Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045

                     Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Stericycle, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") for the registration (Registration No. 333-68622) under the Securities Act of 1933, as amended, of 3,105,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), of which 1,000,000 Shares are to be offered for sale by the Company and 2,700,000 Shares are to be offered for sale by certain selling stockholders in a public offering underwritten by Credit Suisse First Boston Corporation, UBS Warburg LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc., William Blair & Company, L.L.C. and other underwriters (the "Underwriters"), and 405,000 Shares are intended to cover the Underwriters' over-allotments, if any, pursuant to an option granted to the Underwriters by the selling stockholders.

     As such counsel, we have examined the Registration Statement (including the prospectus which is part of the Registration Statement), as the Registration Statement (and prospectus) have been amended to date, the Company's certificate of incorporation and bylaws, each as amended to date, minutes of meetings and records of proceedings of the Company's Board of Directors and stockholders, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion. In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.

     On the basis of our examination, we are of the opinion that the Company has duly authorized the issuance of the Shares and that, when issued and delivered to the Underwriters against payment in accordance with the underwriting agreement to be entered into by the Company and Credit Suisse First Boston Corporation, UBS Warburg LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc., William Blair & Company, L.L.C., as


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Board of Directors, Inc.
[date], 2001
Page 2



representatives of the several Underwriters to be named in Schedule B to the underwriting agreement, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the use of our opinion as an exhibit to the Registration Statement.


                                Very truly yours,



                               Johnson and Colmar